EXHIBIT 10.2

1995 EMPLOYEE STOCK OPTION PLAN

CUTTER & BUCK INC.

(RESTATED AS OF OCTOBER 19, 2005)

A.                                   Purpose of the Plan.  The purpose of this 1995 Employee Stock Option Plan is to provide for supplementary compensation for past services and an incentive and reward to eligible key employees, managers and officers of the CUTTER & BUCK INC. (“Company”) or any subsidiary of the Company.  The Company’s goal is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to such key employees, managers and officers and promote the success of the Company’s business.

2.                                       Definitions.  As used herein, the following definitions shall apply:

(a)                                  “Board” shall mean the Board of Directors of the Company.

(b)                                 “Committee” shall mean the Compensation Committee appointed by the Board in accordance with Section 4(a) of the Plan.

(c)                                  “Common Stock” shall mean the common stock of the Company.

(d)                                 “Company” shall mean CUTTER & BUCK INC., a Washington corporation.

(e)                                  “Employee” shall mean any person (including any person who may be an officer or director) employed by the Company or its present or future subsidiaries whom the Committee may determine to be a key employee, key managerial personnel or key officer.

(f)                                    “Fair Market Value” shall be determined by the Committee.

(g)                                 “Incentive Stock Option” shall mean a Stock Option conforming to the applicable provisions of Section 422 of the Internal Revenue Code.

(h)                                 “Option” shall mean any stock option granted pursuant to the Plan.  An Option granted under this Plan shall be a “Nonqualified Stock Option” unless it meets the qualifications for an Incentive Stock Option as specified under the Plan and is so designated by the Committee.

(i)                                     “Optioned Shares” shall mean stock subject to an Option granted pursuant to this Plan.

(j)                                     “Participant” shall mean an Employee who receives a Stock Option.

(k)                                  “Plan” shall mean this Stock Option Plan for key employees, managers and officers of the Company, as the same may be amended from time to time.

(l)                                     “Share” shall mean the Common Stock of the Company.

(m)                               “Taxable Year” shall mean the fiscal year of the Company.

(n)                                 “Ten Percent Shareholder” shall mean any direct or indirect owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing parent or subsidiary of the Company.

3.                                       Stock Subject to Options.  Except as otherwise provided in Section 17, the maximum aggregate number of Shares which may be optioned and sold pursuant to the Plan is 312,240 Shares, which will be authorized, but unissued.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

4.                                       Administration of the Plan.

(a)                                  Appointment of Committee.  The Plan shall be administered by the Compensation Committee consisting of three or more members.  No member of the Committee is eligible to receive options while serving on the Committee, and each member shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.  Members of the Committee shall be appointed by the Board and shall serve until their resignation or removal.  The Board may remove Committee members, with or without cause, at any time, and may also fill any vacancies.

(b)                                 Procedure.  A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.  In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it has been made by a majority vote at a meeting duly called and held.  The Committee may appoint a Secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

(c)                                  Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have authority:

(i)                                     To determine the fair market value of the Shares covered by each Option, the Employees to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option;

(ii)                                  To interpret the Plan;

(iii)                               To prescribe, amend and rescind rules and regulations relating to the Plan;

(iv)                              To determine the terms and provisions of each Option granted under the Plan (which need not be identical), and with the consent of the holder thereof, to modify or amend each Option;

(v)                                 To determine whether the Option price is payable in money or in stock of the Company;

(vi)                              To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee;

(vii)                           To designate an Option as either an Incentive Stock Option or a Nonqualified Stock Option; and

(viii)                        To make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)                                 Liability.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf or in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

(e)                                  Effect of Committee’s Decision.  All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Options granted under this Plan.

5.                                       Eligibility.  Options may be granted only to Employees, including Employees who are directors or officers of the Company.  An Employee who has been granted an Option award may, if he is otherwise eligible, be granted additional Option awards.

Notwithstanding any provision to the contrary, in this Section 5, no Employee may be granted an Incentive Stock Option under this Plan if the Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any then existing parent or subsidiary of the Company unless at the time the Incentive Stock Option is granted the Incentive Stock Option price is at least 110 percent of the fair market value of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date that the Incentive Stock Option is granted and the Incentive Stock Option conforms to all other applicable provisions of Section 422 of the Internal Revenue Code and Treasury Regulations thereunder.

6.                                       Term of Plan.  The Plan shall become effective upon its adoption by the Board or its approval or ratification by vote of the holders of a majority of the outstanding Shares entitled to vote on the adoption of the Plan, whichever is earlier.  It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

7.                                       Term of Option.  The term of each Option granted under the Plan shall be determined by the Committee, however, it shall not exceed ten (10) years from the date of grant or five (5) years from the date of grant for a Ten Percent Shareholder in the case of an Incentive Stock Option.

8.                                       Option Price.  The Option price shall be the fair market value of the Shares at the time the Option is granted; provided that the Option price for shares to be issued pursuant to any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110 percent of the fair market value of the Shares at the time the Incentive Stock Option is granted.

9.                                       Aggregate Value.  The aggregate fair market value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan, and all other incentive stock option plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000.

10.                                 Vesting of Option.  Options shall vest in accordance with the following schedule (unless the Committee establishes another schedule):

Years Following	Percent of Option
Grant of Option Award	Award Exercisable

After Year 1	20
After Year 2	40
After Year 3	60
After Year 4	80
After Year 5	100

The vested portion of an Option award shall be exercisable at any time (but no later than the end of the option period determined pursuant to Section 7 above), subject, however, to all other terms of the Plan and of the Option granted to Participant.  An Option may not be exercised for fractional shares of the Company.

If a Participant dies or his or her employment is terminated due to his or her permanent disability (as determined by the Committee) his or her Optioned Shares shall become 100 percent vested, if not already so vested under this Section.

11.                                 Additional Rights in Certain Events.

(a)                                  Definitions.  For purposes of this Section 11, the following terms shall have the following meanings:

(i)                                     The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.

(ii)                                  “Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(iii)                               A specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares, as defined below, as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and “Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

(iv)                              “Tender Offer” shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any subsidiary), whether or not such offer is approved or opposed by the Board.

(v)                                 “Continuing Directors” shall mean a director of the Company who either (a) was a director of the Company on the effective date of the Plan or (b) is an individual whose election, or nomination for election, as a director of the Company was approved by a vote of at least two thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule).

(vi)                              “Section 11 Event” shall mean the date upon which any of the following events occurs:

(1)                                  The Company acquires actual knowledge that any Person other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or a subsidiary had acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 40% or more of the Voting Power of the Company;

(2)                                  A Tender Offer is made to acquire securities of the Company entitling the holder thereof to 30% or more of the Voting Power of the Company; or

(3)                                  A solicitation subject to Rule 14a-11 under the 1934 Act (or any successor rule) relating to the election or removal of 50% or more of the members of the Board or any class of the Board shall be made by any person other than the Company or less than 51% of the members of the Board shall be Continuing Directors; or

(4)                                  The shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholder of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction; provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in Section 11(a)(vi)(1), (ii) a grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement required to be filed by the bidder making a Tender Offer referred to in Section 11(a)(vi)(2) or (iii) if a grantee is a “participant” as defined in Instruction 3 to Item 4 of Schedule 14A under the 1934 Act (or any successor rule) in a solicitation (other than a solicitation by the Company) referred to in Section 11(a)(vi)(3), then no Section 11 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(b)                                 Acceleration of the Exercise Date of Stock Options.

Notwithstanding any other provision contained in the Plan, in case any “Section 11 Event” occurs, all outstanding stock options (other than those held by a person referred to in the proviso to Section 11(a)(vi)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

12.                                 Exercise of Option.

(a)                                  Procedure for Exercise.  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company.  Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Optioned Shares notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other rights for which the record date is prior to the date of exercise of the Option except as provided in Section 17 of the Plan.

Notwithstanding any provision to the contrary contained herein, both Nonqualified Stock Options and Incentive Stock Options may with approval of the Committee be exercised by means of (i) an exchange of Shares previously held by the Participant for the Optioned Shares, or (ii) broker-assisted cashless exercise transactions involving brokers with which the Company has a formal understanding regarding such transactions.  For Nonqualified Stock Options and Incentive Stock Options, with approval of the Committee, payment may be made by delivery (including by facsimile) to the Company or its designated agent of an executed irrevocable instrument to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the Option.  In addition, to the extent that the Options exercised are Nonqualified Stock Options, a Participant may with approval of the Committee satisfy his or her requirement for federal income tax withholding by means of (i) delivery to the Company of Shares previously held by the Participant with a Fair Market Value equal to the withholding obligation, or (ii) allowing the Company to withhold Optioned Shares with a Fair Market Value equal to the withholding obligation.  Any Participant subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, who elects to exchange Shares to be issued upon exercise of the Option for the Optioned Shares, or allows the Company to withhold Optioned Shares with a Fair Market Value equal to the withholding obligation must do so either (i) during the periods which begin on the third business day following the Company’s regular release of its quarterly and annual statements of sales and earnings and ending on the 12th business day following such date, or (ii) pursuant to an irrevocable election made by the Participant at least six months in advance of the date the Option exercised becomes taxable.  For purposes of an exchange, a delivery, or withholding, Shares held by a Participant and Optioned Shares shall be valued at their Fair Market Value as of the date of delivery which value shall be credited on a dollar for dollar basis toward payment of the Option price for the Optioned Shares or the associated tax withholding obligation.

(b)                                 Time of Exercise; Effect of Termination.  Unless otherwise provided in the terms of an Option, it is the intent of this Plan that an Option may be exercised by the Participant as provided in this Plan only while an Employee of the Company except as set out below.  If a Participant’s employment is terminated, the following rules control:

(i)                                     If the Participant dies, the persons to whom the Participant’s rights have passed by will or the laws of descent and distribution may exercise such rights, to the extent the Participant could have done so immediately preceding his death.  Any such Option must be exercised within three (3) months of the Participant’s death, in the case of an Incentive Stock Option, and twelve (12) months of the Participant’s death, in the case of a Nonqualified Option, but in no event later than the end of the prescribed Option period.

(ii)                                  If the Participant’s employment is terminated due to his or her embezzlement or theft of Company funds, defraudation of the Company, violation of Company rules, regulations or policies, or any intentional act which harms the Company, such Option, to the extent not exercised as of the date of termination, shall be terminated as of that date.

(iii)                               If the Participant’s employment is terminated due to his or her disability, as defined in Section 22(e)(3) of the Internal Revenue Code, the Participant may exercise his or her Option, to the extent exercisable as of the date of termination within twelve (12) months after termination, but in no event later than the end of the prescribed Option period.

(iv)                              If the Participant’s employment is terminated for any reason other than those set forth in subparagraphs (i), (ii) and (iii) above, the Participant may exercise his or her Option, to the extent exercisable as of the date of his termination, within three (3) months after termination in the case of Incentive Stock Options and within one hundred (100) days after termination in the case of Nonqualified Options, but in no event later than the end of the prescribed Option period.

13.                                 Options Not Transferable.  Options under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the Participant’s lifetime only by the Participant.

14.                                 Fiscal Year Amount Limitation.  No Participant shall be granted options to purchase more than 112,500 Shares of Company Common Stock in any Taxable Year.

15.                                 Disposition of Incentive Option Shares.  In order to receive Incentive Stock Option tax treatment under Section 422 of the Internal Revenue Code a Participant may not dispose of any Share received pursuant to an Incentive Stock Option within two (2) years of the date of the granting of the Option or within one (1) year after the transfer of such Share to such Participant.

16.                                 Amendment or Termination of the Plan.

(a)                                  The Board may amend the Plan from time to time in such respects as the Board deems advisable, except that no amendment may, without further shareholder approval or ratification:

(i) Increase the total number of Shares which may be available under Section 3 of the Plan (subject, however, to Section 19);

(ii) Change the definition of eligibility in Section 5 of the Plan;

(iii) Change the term of Option stated in Section 7 of the Plan;

(iv) Change the Option price established in Section 8 of the Plan.

(b)                                 The Board, without further approval of the shareholders, may at any time terminate the Plan.

(c)                                  No amendment or termination of the Plan shall diminish or otherwise adversely affect the rights of a Participant with respect to a previously granted Option.

17.                                 Adjustments Upon Changes in Capitalization.  The number and kind of Shares of Company stock subject to an Option and the fiscal year amount limitation set forth in Section 14, shall be appropriately adjusted along with a corresponding adjustment in the Option price to reflect any stock dividend, stock split, split-up, a declaration of a distribution payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock or any combination or exchange of Shares, however accomplished.  An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares remaining available to be optioned and sold under the Plan.  Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution has a material effect on the price of Common Stock, made by the Committee shall be final, binding and conclusive.

18.                                 Agreement and Representations of Employee.  As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of exercise that the Shares are being purchased or acquired only for investment and without any present intention to resell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable federal or state law, regulation or rule of any governmental agency.  Appropriate legends restricting the transfer of the Shares, unless such Shares are registered under appropriate federal and state securities laws or unless exemptions are available therefrom, will be placed on Share certificates issued pursuant to this Plan.

19.                                 Reservations of Shares of Common Stock.  The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of Shares as shall be sufficient to satisfy the requirements of the Plan.  Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability with respect to the nonissuance or sale of Shares as to which such requisite authority shall not have been obtained.

20.                                 General Limitations and Provisions.  Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Employee.  The adoption of the Plan shall not constitute a contract between the Company and any Employee.  Whether or not any Options are to be granted hereunder shall be exclusively within the discretion of the Committee, and nothing contained herein shall be construed as giving any Employee any right to participate hereunder.  No Option shall be considered as compensation under any other employee benefit plan of the Company except as otherwise determined by the Committee.